EXHIBIT 99.2
AVANIR PHARMACEUTICALS
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2007
(Dollars in thousands)

		Adjustment for
	As Reported	Disposition		Pro Forma

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,286,799	$31,662,166	(a)	$36,948,965
Short term investments	1,979,305			1,979,305
Account Receivable, Net	3,410,745	(2,343,024	)(b)	1,067,721
Inventory	3,019,237	(1,420,115	)(b)	1,599,122
Prepaid	1,306,092	(87,038	)(b)	1,219,054

TOTAL CURRENT ASSETS	15,002,178	27,811,988		(12,809,810)

Property & Equipment, net	4,355,454	(1,016,967	)(b)	3,338,487
Intangible assets, net	9,244,151	(9,244,151	)(b)	—
Goodwill	20,042,439	(20,042,439	)(b)	—
Long-Term Investment	246,178			246,178
Restricted Trust Fund	1,156,597			1,156,597
Other Assets	472,481	(37,344	)(b)	435,137

TOTAL ASSETS	$50,519,478	$(2,528,912)		$53,048,390

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,344,285	$(270,656	)(b)	$2,073,629
Accrued expenses	9,337,793	(114,514	)(b)	9,223,279
Accrued compensation and payroll taxes	1,745,153	—		1,745,153
Current portion of note payable	489,398			489,398
Current portion of deferred revenue	5,404,921	(1,527,048	)(b)	3,877,873
Current portion of capital lease obligation	166,494			166,494

TOTAL CURRENT LIABILITIES	19,488,044	(1,912,218)		21,400,262

Contingent liability of entity acquired	—			—
Other long-term liability	208,676			208,676
Capital lease obligation, net of current	117,150			117,150
Note payable, net of current	22,292,851	(11,000,000	)(c)	11,292,851
Deferred revenue, net of current	14,261,512			14,261,512

TOTAL LIABILITIES	56,368,233	(12,912,218)		69,280,451

STOCKHOLDERS’ EQUITY:
Common stock — no par value:
Class A Common Stock	233,264,767	—		233,264,767
Accumulated Deficit	(239,090,317)			(239,090,317)
Current year net loss	—	10,383,306		(10,383,306)
Accumulated Other Comprehensive Loss	(23,205)			(23,205)

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(5,848,755)	10,383,306		(16,232,061)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$50,519,478	$(2,528,912)		$53,048,390

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

AVANIR PHARMACEUTICALS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED 9/30/06
(Dollars in thousands, except per share amounts)

		Adjustment for
	As Reported	Disposition		Pro Forma

REVENUES FROM PRODUCT SALES
Net revenues	$18,270			$18,270
Cost of revenues	415,045	411,943	(d)	3,102

Product gross margin	(396,775)	(411,943)		15,168

REVENUES AND COST OF RESEARCH SERVICES AND OTHER
Revenues from research services	7,837,788			7,837,788
Cost of research services	(7,198,397)			(7,198,397)
Revenues from government research grant services	236,882			236,882
Cost of government research grant services	(292,111)			(292,111)
Revenues from license agreements	5,154,709			5,154,709
Revenue from royalties and royalty rights	1,938,203			1,938,203

Research services and other gross margin	7,677,074			7,677,074

Total gross margin	7,280,299	(411,943)		7,692,242

OPERATING EXPENSES
Research and development	29,222,089	2,227,754	(d)	26,994,335
Selling, general and administrative	38,054,219	5,801,701	(d)	32,252,518

Loss from Operations	(59,996,009)	(8,441,398)		(51,554,611)

OTHER INCOME (EXPENSES)
Interest expense	(765,871)	(251,521	)(e)	(514,350)
Interest income	1,794,049			1,794,049
Other	33,505			33,505

Loss before income taxes	(58,934,326)	(8,692,919)		(50,241,407)

Provision for income taxes	2,430			2,430

NET LOSS before cumulative effect of change in acctg principal	(58,936,756)	(8,692,919)		(50,243,837)

Cumulative effect of change in acctg principal	(3,616,058)			(3,616,058)

NET LOSS	$(62,552,814)	$(8,692,919)		$(53,859,895)

BASIC AND DILUTED NET LOSS PER SHARE:	$(2.04)			$(1.76)

Weighted average shares outstanding	30,634,872			30,634,872

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

AVANIR PHARMACEUTICALS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED 3/31/07
(Dollars in thousands, except per share amounts)

		Adjustment for
	As Reported	Disposition		Pro Forma

REVENUES FROM PRODUCT SALES
Net revenues	$10,099,815	$10,099,815	(d)	$—
Cost of revenues	2,655,440	2,395,058	(d)	260,382

Product gross margin	7,444,375	7,704,757		(260,382)

REVENUES AND COST OF RESEARCH SERVICES AND OTHER
Revenues from research services	2,190,692			2,190,692
Cost of research services	(1,771,239)			(1,771,239)
Revenues from government research grant services	353,076			353,076
Cost of government research grant services	(464,988)			(464,988)
Revenues from license agreements	113,284			113,284
Revenue from royalities and royalty rights	1,502,713			1,502,713

Research services and other gross margin	1,923,538	—		1,923,538

Total gross margin	9,367,913	7,704,757		1,663,156

OPERATING EXPENSES
Research and development	12,151,286	1,614,059	(d)	10,537,227
Selling, general and administrative	18,576,339	9,615,481	(d)	8,960,858

Loss from Operations	(21,359,712)	(3,524,783)		(17,834,929)

OTHER INCOME (EXPENSES)
Interest expense	(918,538)	(340,933)	(e)	(577,605)
Interest income	336,338			336,338
Other	430,279			430,279

Loss before income taxes	(21,511,633)	(3,865,716)		(17,645,917)

Provision for inome taxes	(13,404)			(13,404)

NET LOSS before cumulative effect of change in acctg principal	(21,525,037)	(3,865,716)		(17,659,321)

Cumulative effect of change in acctg principal	—			—

NET LOSS	$(21,525,037)	$(3,865,716)		$(17,659,321)

BASIC AND DILUTED NET LOSS PER SHARE:	$(0.58)			$(0.48)

Weighted average shares outstanding	36,797,202			36,797,202

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands)
BALANCE SHEET
(a) To reflect net cash proceeds from the sale of FazaClo assets. The net cash proceeds include the $42,000,000 purchase price, plus an additional $3,502,351 for a working capital adjustment based upon the working capital balances related to FazaClo at March 31, 2007. (Note: The actual working capital adjustment on the August 3, 2007 closing date was $1,884,226, which was based upon certain working capital balances related to FazaClo as of that date). Additionally, the adjustment to net proceeds has been reduced by estimated transaction costs of $2,840,185, and by the $11,000,000 payment described in (d) below.
(b) To adjust the assets and liabilities of the disposed business that were either sold or written off in connection with the transaction.
(c) To reflect the estimated after-tax gain on sale of net assets of FazaClo.
(d) To reflect $11,000,000 payment to a note holder. As part of an agreement with the note holder, the Company was obligated to make an $11,000,000 payment to the note holder upon the sale of the FazaClo assets.
STATEMENTS OF OPERATIONS
(e) To eliminate historical revenues, cost of revenues, and operating expenses related to FazaClo.
(f) To eliminate interest expense related to $11,000,000 existing notes payable related to the sale of the FazaClo assets.